Exhibit 99.1

18135 BURKE ST. OMAHA, NE 68022 TEL: 402-829-6800 FAX: 402-829-6836

Lindsay Corporation Announces CFO Retirement

OMAHA, Neb., July 23, 2025—Lindsay Corporation (NYSE: LNN), a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology, today announced that Brian Ketcham intends to retire from his position as Senior Vice President and Chief Financial Officer effective December 31, 2025.

Since joining Lindsay in April 2016, Brian has been instrumental in guiding the Company’s financial strategy, fostering a culture of transparency and fiscal discipline, and supporting Lindsay’s growth and performance over various market conditions. Under his leadership, the finance organization has become a model of operational excellence.

“Brian has been more than a financial steward, he has been a trusted partner and a true friend,” said Randy Wood, President and Chief Executive Officer. “His leadership has been critical in strengthening our global capabilities and building a world-class finance team that will serve us well into the future. Under his guidance, we’ve established strong, enduring relationships with our shareholders and the investment community. We will miss Brian’s integrity, wisdom, and steady leadership.”

“It has been a tremendous experience to serve as CFO of Lindsay,” said Ketcham. “I’m deeply grateful for the talented colleagues I’ve had the honor of working alongside and proud of all we’ve accomplished together. I am confident in the Company’s continued success and in the team we’ve built.”

The Company is commencing a search for a new Chief Financial Officer with the assistance of a leading executive recruiting firm. To ensure a smooth transition, Mr. Ketcham will serve as a consultant commencing upon his retirement and through December 31, 2026.

About the Company

Lindsay Corporation (NYSE: LNN) is a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology. Established in 1955, the company has been at the forefront of research and development of innovative solutions to meet the food, fuel, fiber and transportation needs of the world’s rapidly growing population. The Lindsay family of irrigation brands includes Zimmatic™ center pivot and lateral move agricultural irrigation systems, FieldNET™ and FieldWise™ remote irrigation management technology, FieldNET Advisor™ irrigation scheduling technology, and industrial IoT solutions. Also a global leader in the transportation industry, Lindsay Transportation Solutions manufactures equipment to improve road safety and keep traffic moving on the world’s roads, bridges and tunnels, through the Barrier Systems™, Road Zipper™ and Snoline™ brands. For more information about Lindsay Corporation, visit www.lindsay.com.

Concerning Forward-looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties, and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Forward-looking statements include information concerning possible or assumed future results of operations and planned financing of the Company and those statements preceded by, followed by or including the words “anticipate,” “estimate,” “believe,” “intend,” “expect,” “outlook,” “could,” “may,” “should,” “will,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking information contained in this press release.

For further information, contact:

LINDSAY CORPORATION:	Alpha IR:
Alicia Pfeifer	Joe Caminiti or Stephen Poe
Vice President, Investor Relations & Treasury	312-445-2870
402-933-6429	LNN@alpha-ir.com
Alicia.Pfeifer@lindsay.com